EXHIBIT 10.1
EXECUTION

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of August 3, 2012 (the “Effective Date”), by and among LipimetiX, LLC, a Delaware limited liability company (“LipimetiX”), Capstone Therapeutics Corp., a Delaware corporation (“Capstone”), LipimetiX Development, LLC, a Delaware limited liability company (the “Company”), and The UAB Research Foundation (“UABRF”), Dennis I. Goldberg, Ph.D. (“Goldberg”), Philip M. Friden, Ph.D., Eric Morrell, Ph.D., G. M. Anantharamaiah, Ph.D. and Palgunachari Mayakonda, Ph.D., Frederick Meyer, Ph.D., Michael Webb, and Jeffrey Elton, Ph.D. (UABRF, and Doctors Goldberg, Friden, Morrell, Anantharamaiah, Mayakonda, Meyer and Elton, and Mr. Webb are referred to herein as the “LX Members”).  LipimetiX and Capstone are sometimes referred to herein individually as a “Contributor” and collectively as the “Contributors.”  Certain capitalized terms are defined in Article 6 below.

RECITALS

WHEREAS, the Contributors have formed the Company to develop a family of Apo E Mimetic molecules, including AEM-28 and AEM-18 and their analogs (collectively, “AEM-28”) in broadly defined vascular and cardiovascular indications including without limitation hypercholesterolemia, hyperlipidemia, acute coronary syndrome, obesity and diabetes;

WHEREAS, on the Effective Date, the Contributors and the LX Members are executing the Limited Liability Company Operating Agreement in the form attached hereto as Exhibit A (the “LLC Agreement”), governing the capitalization and operation of the Company; and

WHEREAS, LipimetiX wishes to transfer to the Company certain intellectual property rights and Capstone wishes to contribute certain capital to the Company, in each case in exchange for their respective membership interests in the Company.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements herein contained, the Contributors, the LX Members and the Company agree as follows:

ARTICLE 1
CONTRIBUTION OF ASSETS

1.1           LipimetiX Contribution.

(a)           Subject to the terms and conditions of this Agreement, as of the Effective Date, LipimetiX hereby assigns, transfers, and delivers to the Company, and the Company hereby accepts from LipimetiX, as a contribution, free and clear of all title defects, objections, liens, pledges, claims, rights of first refusal, options, charges, security interests, mortgages, or other encumbrances of any nature whatsoever, all right, title and interest, in and to that certain Exclusive License Agreement dated August 26, 2011 between UABRF and LipimetiX (the “UABRF License Agreement”), together with all Intellectual Property owned by LipimetiX relating to the subject matter of the UABRF License Agreement, the domain name

“lipimetix.com”, and the name, “LipimetiX” (the “Contributed Assets”), and each of the LX Members hereby consents to the contribution of the Contributed Assets to the Company.  In exchange for the Contributed Assets, on the Effective Date the Company shall (i) issue to LipimetiX 400,000 Common Units (the “LipimetiX Common Units”) pursuant to the LLC Agreement, and (ii) pay to LipimetiX cash in the amount of $379,000. The parties agree that the transfer of the Contributed Assets in exchange for the LipimetiX Common Units shall be treated as a tax-deferred exchange described in Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”) and the parties agree that the transfer of the Contributed Assets in exchange for cash will not be treated as a tax-deferred exchange described in Section 721 of the Code.  LipimetiX hereby directs the Company to issue, on LipimetiX’s behalf, the foregoing LipimetiX Common Units directly (such issuance, the “Direct Unit Issuance”) to the LX Members in proportion to their respective ownership interests in LipimetiX, as set forth on Exhibit F hereto.  Upon the execution of the LLC Agreement, each of the LX Members shall become members of the Company.

(b)           Notwithstanding anything to the contrary contained in this Agreement, the Company shall not assume or in any way become liable for, and LipimetiX shall retain, all of LipimetiX’s debts, liabilities, and obligations of any nature whatsoever, whether accrued, absolute, or contingent, whether known or unknown, whether due or to become due, except that the Company shall, on the Effective Date, assume, perform and discharge when due all of the responsibilities, liabilities and obligations related to the Contributed Assets (including without limitation, all of the responsibilities, liabilities and obligations of the Licensee under the UABRF License Agreement), but only to the extent that any such responsibility, liability or obligation first arises on or after the Effective Date.

1.2           Capstone Contribution.

(a)           Subject to the terms and conditions of this Agreement, Capstone hereby contributes $3,300,000 in cash to the Company (the “Initial Capstone Contribution”), and the Company hereby accepts the Initial Capstone Contribution from Capstone.  In exchange for the Initial Capstone Contribution, on the Effective Date the Company shall issue to Capstone 600,000 Common Units and 2,300,000 Preferred Units pursuant to the LLC Agreement.

(b)           Subject to the terms and conditions of this Agreement, Capstone shall, as of the date hereof, transfer $2,700,000 into an escrow account (the “Escrow Funds” and collectively with the Initial Capstone Contribution and the Contributed Assets, the “Contributions”), pursuant to an Escrow Agreement, in substantially the form of Exhibit H hereto (the “Escrow Agreement”).  The Escrow Funds shall be disbursed in accordance with procedures set forth in the Escrow Agreement as follows:

(i)           To the Company upon the allowance by the FDA of an IND for AEM-28 which will allow the Company to pursue human clinical trials for the treatment of severe refractory hypercholesterolemia;

(ii)           To the Company or Capstone, as specified in a joint instruction of Capstone and the Joint Development Committee of the Company; or

(iii)           To Capstone upon any event of dissolution.

 (c)           The Company shall issue 1 Preferred Unit to Capstone pursuant to the LLC Agreement for each dollar that is disbursed from the Escrow Funds to the Company pursuant to 1.2(b)(i) or 1.2(b)(ii) above.

ARTICLE 2
CLOSING

2.1           Closing Deliveries.

(a)           The Contributors and the Company will execute, where appropriate, and deliver the following documents and agreements as of the Effective Date:

(i)           LLC Agreement;

(ii)           Bill of Sale, Assignment and Assumption Agreement in substantially the form of Exhibit B hereto;

(iii)           First Amendment and Consent to Assignment of Exclusive License Agreement by and among UABRF, LipimetiX and the Company in substantially the form of Exhibit C hereto;

(iv)           Accounting Services Agreement between the Company and Capstone, in substantially the form of Exhibit D hereto;

(v)           Management Agreement between the Company and Benu BioPharma, Inc. in substantially the form of Exhibit E hereto;

(vi)           Escrow Agreement;

(vii)           Certificate of Amendment of LipimetiX changing the name of LipimetiX to remove all reference to LipimetiX and iterations thereof in substantially the form of Exhibit I hereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF LIPIMETIX AND GOLDBERG

LipimetiX and Goldberg hereby jointly and severally represent and warrant to Capstone that the following statements are true and correct as of the date hereof:

3.1           Organization and Qualification.  LipimetiX is a limited liability company that is duly organized, validly existing, and in good standing under the laws of its state of organization, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  LipimetiX is licensed or qualified to do business as a foreign limited liability company and is in good standing in the jurisdictions in which it conducts its business.

3.2           Authority.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of LipimetiX and its members and no further action is required on the part of LipimetiX or its members to authorize this Agreement or the transactions contemplated hereby.  LipimetiX has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement is the legal, valid, and binding obligation of LipimetiX.

3.3           No Violations.  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby:

(a)           (i) violates or will violate any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (ii) to Goldberg and LipimetiX’s knowledge, violates or will violate any laws (statutory or otherwise), ordinances, rules, regulations, bylaws, or codes of governmental and regulatory authorities, whether federal, state, or local (collectively, “Laws”) to which LipimetiX or any of its properties or assets are subject;

(b)           violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the operating agreement or other organizational documents of LipimetiX; or

(c)           (i) violates or breaches or constitutes a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which LipimetiX is a party or by which it or its tangible or intangible assets or properties may be bound (including without limitation the UABRF License Agreement), or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of LipimetiX.

3.4           Title to Assets; Transfer.  LipimetiX has good and marketable title to, undisputed possession of and complete and unrestricted power to sell, assign, transfer, convey, and deliver all of the Contributed Assets free and clear of all options, adverse claims, restrictions, tenancies, debts, claims, security interests, defects of title, mortgages, liens, pledges, charges, or encumbrances of any nature whatsoever.

3.5           Litigation.  LipimetiX is not bound by any order, judgment, stipulation, or consent decree of any court or governmental agency; there is no suit, action, or other proceeding or governmental investigation pending or threatened that could adversely affect LipimetiX’s financial condition or the Contributed Assets; there are no currently pending or, to the knowledge of Goldberg and LipimetiX, threatened investigations, complaints, citations, orders or judgments relating to its business operations, environmental protection, labor relations, employee safety and health, wages, hours, and other labor standards, and fair employment.

3.6           Intellectual Property Rights.

(a)           To Goldberg and LipimetiX’s knowledge, LipimetiX has taken all necessary action to maintain and protect each item of Intellectual Property conveyed to the Company hereby.

(b)           The UABRF License Agreement is a valid and binding agreement in accordance with its terms and is in full force and effect and has not been assigned, in whole or in part, to any third party.  Neither LipimetiX nor, to Goldberg and LipimetiX’s knowledge, UABRF, is in default under the UABRF License Agreement and no event has occurred or condition exists which, with the giving of notice or passage of time or both, would constitute a default thereunder, except only that as of the date hereof LipimetiX owes UABRF $314,651.30 pursuant to Sections 5.1 and 5.2 of the UABRF License Agreement for unpaid patent expenses, of which $161,274.77 is in arrears.

(c)           There are no Disclaimed Licensed Patents as defined in the UABRF License Agreement and all rights initially granted to LipimetiX under the UABRF License Agreement are valid and subsisting.

(d)           To such Goldberg and LipimetiX’s knowledge, AEM-28 is eligible for orphan drug designation by the U.S. Food & Drug Administration for treatment of homozygous familial hypercholesterolemia, and LipimetiX is not aware of any facts or circumstances that would make such designation impractical or unlikely.

(e)           To Goldberg and LipimetiX’s knowledge, LipimetiX has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and LipimetiX has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that LipimetiX must license or refrain from using any Intellectual Property rights of any third party) by LipimetiX.  To Goldberg and LipimetiX’s knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of LipimetiX.

(f)           LipimetiX does not own any patents, nor has it filed any patent applications, relating to the subject matter of the UABRF License Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF CAPSTONE

Capstone hereby represents and warrants to LipimetiX that the following statements are true and correct as of the date hereof:

4.1           Organization and Qualification.  Capstone is a corporation that is duly organized, validly existing, and in good standing under the laws of its state of organization, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  Capstone is licensed or qualified to do business as a foreign limited liability company and is in good standing in the jurisdictions in which it conducts its business.

4.2           Authority.  Capstone has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement is the legal, valid, and binding obligation of Capstone.

4.3           No Violations.  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby:

(a)           (i) violates or will violate any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (ii) to the knowledge of Capstone, violates or will violate Laws to which Capstone or any of its properties or assets are subject is subject;

(b)           violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the by-laws, certificate of incorporation or other organizational documents of Capstone; or

(c)           (i) violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which Capstone is a party or by which it or its tangible or intangible assets or properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of Capstone.

4.4           Litigation.  Except as disclosed on Exhibit G attached hereto, Capstone is not bound by any order, judgment, stipulation, or consent decree of any court or governmental agency; there is no suit, action, or other proceeding or governmental investigation pending or threatened that could adversely affect Capstone’s financial condition or the Capstone Contribution; and there are no currently pending or, to the knowledge of Capstone, threatened investigations, complaints, citations, orders or judgments relating to its business operations, environmental protection, labor relations, employee safety and health, wages, hours, and other labor standards, and fair employment.

ARTICLE 5
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; GUARANTY

5.1           Survival.  The covenants, agreements, representations, and warranties of the Contributors contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Effective Date.

5.2           Indemnification.  Each Contributor shall indemnify and hold harmless the Company and the other Contributor from any and all damage, loss, liability, and expense (including, without limitation, reasonable expenses of investigation and attorneys’ fees and expenses in connection with any action, suit, proceeding, claim, investigation, or other loss) (collectively, a “Loss”) incurred or suffered by the Company or the other Contributor arising out of any breach of any covenant, agreement, warranty, or representation or any inaccuracy or omission in any representation or warranty made by such indemnifying Contributor pursuant to this Agreement.

Goldberg shall, jointly and severally, indemnify and hold harmless the Company and Capstone from any and all Losses incurred or suffered by the Company or Capstone arising out of any breach or inaccuracy of any representation or warranty set forth in Article 3 hereof.

ARTICLE 6
DEFINITIONS

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all works of authorship, all copyrights and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing, production and research processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all licenses granting rights to technology, (g) all other proprietary rights and (h) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

ARTICLE 7
MISCELLANEOUS PROVISIONS

7.1           Amendment and Modification.  This Agreement may be amended, modified, or supplemented only by written agreement of the Company, Capstone and LipimetiX, if amended prior to the dissolution of LipimetiX, and by the Company, Capstone and the holders of a majority of the LipimetiX Common Units after the dissolution of LipimetiX.

7.2           Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Contributors, LX Members and the Company, and their respective successors and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the Contributors, LX Members and the Company and their respective successors and permitted assigns any right, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

7.3           Expenses.  Each of the Company, LX Members and Contributors shall pay all costs and expenses incurred by it in connection with this Agreement and the performance of its obligations hereunder, including, but not limited to, the fees and expenses of its own attorneys, accounts, and consultants.  Notwithstanding the foregoing, however, the Company will reimburse LipimetiX for the reasonable attorneys’ fees incurred in connection with the transactions contemplated hereby, not to exceed $10,000, without prior approval by Capstone.

7.4           Further Assurances.  From time to time, at the request of the Company or any

Contributor and without further consideration, each Contributor and each of the LX Members, at its own expense, will execute and deliver such other documents, and take such other action, as the Company may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Company good and marketable title to the Contributed Assets.

7.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to any conflicts of law doctrines).

7.6           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by the Company and each of the Contributors and LX Members and delivered to the other parties.

7.7           Headings.  The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8           Entire Agreement.  This Agreement, including the exhibits and other documents and instruments referred to herein, embodies the entire agreement and understanding of the Contributors, LX Members and Company in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the Contributors, LX Members and Company with respect to such subject matter.

7.9           Severability.  If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.10           Inconsistency or Conflict.  In the event of any inconsistency or conflict between any provision of this Agreement and any provision of the LLC Agreement, the provisions of the LLC Agreement shall govern.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

LIPIMETIX, LLC,
a Delaware limited liability company

___________________________________
Dennis I. Goldberg
President and CEO

CAPSTONE THERAPEUTICS CORP.
a Delaware corporation

___________________________________
John M. Holliman, III
Executive Chairman

LIPIMETIX DEVELOPMENT, LLC
a Delaware limited liability company

___________________________________
Les M. Taeger
Authorized Person

LX MEMBERS:

THE UAB RESEARCH FOUNDATION
a __________

___________________________________
David Winwood
Chief Executive Officer

_________________________
Dennis I. Goldberg, Ph.D.

Signature Page - Contribution Agreement

_________________________
Philip M. Friden, Ph.D.

_________________________
Eric Morrell, Ph.D.

_________________________
G. M. Anantharamaiah, Ph.D.

_________________________
Palgunachari Mayakonda, Ph.D.

_________________________
Frederick Meyer, Ph.D.

_________________________
Jeffrey Elton, Ph.D.

_________________________
Michael Webb

Signature Page - Contribution Agreement

Exhibits

A.            Form of Amended and Restated Limited Liability Company Agreement

B.            Form of Bill of Sale and Assignment and Assumption Agreement

C.            Form of First Amendment and Consent to Assignment of Exclusive License Agreement

D.            Form of Accounting Services Agreement

E.           Form of Management Agreement

F.            Distribution Schedule for LipimetiX Common Units

G.            Litigation Disclosure

H.            Form of Escrow Agreement

I.            Certificate of Amendment